Exhibit 99.1

SomaLogic Announces Preliminary Full Year 2022 Revenue and Provides Organizational and Strategic Updates

Presenting at the 41st Annual J.P. Morgan Healthcare Conference on Thursday, January 12, 2023, at 11:15 a.m. Pacific Time

BOULDER, Colo., January 9, 2023 (GLOBE NEWSWIRE) -- SomaLogic, Inc., a leader in proteomics technology, today announced that preliminary, unaudited revenue for the full year 2022 is expected to be at the high end of its guidance range of $93 to $98 million, reflecting approximately 20% year-over-year revenue growth.

In addition, SomaLogic is pleased to announce several organizational and strategic updates:

●	Newly signed agreement with Group 42 Healthcare (“G42”) to use SomaLogic as its sole proteomics provider for a world-class multi-omic research and healthcare initiative, expanding the Company’s reach in international markets. The agreement spans the United Arab Emirates, Kingdom of Saudi Arabia, and the broader MENA region and follows a comprehensive review of proteomics providers during which G42 selected SomaLogic due to its industry-leading proteome coverage, sensitivity, reliability, and low coefficient of variation.

●	Recent extension of the contract between Novartis and SomaLogic for the use of the SomaScan Assay and Platform, with SomaLogic remaining Novartis’ primary proteomics platform through 2033. Under this long-standing agreement, SomaLogic has run above 150,000 samples for Novartis to-date (2019 to 2022), delivering high quality proteomics data to support their translational research.

●	Recent right-size of organization to focus on greatest long-term growth opportunities in SomaLogic’s life sciences business while preserving and leveraging the balance sheet to actively expand the portfolio. This initiative is consistent with the Company’s previously announced operational efficiency measures. As part of this effort, management is exploring strategic alternatives to accelerate diagnostics growth and drive overall shareholder value.

“We are pleased to announce preliminary results at the high end of our guidance range, underscoring the immense progress we drove in 2022, with strong double-digit growth, expanding scale, and a robust balance sheet with over $520mn in cash and equivalents at year-end,” said Roy Smythe, M.D., Chief Executive Office of SomaLogic. “Following a recent right-size of our organization to focus our internal efforts on our core life sciences business, we look forward to delivering on our strategic priorities into 2023 and beyond. SomaLogic remains uniquely positioned to drive the proteomics market forward and have an incredibly positive impact on biomedical research, healthcare, and human health.”

Management will provide greater detail regarding its financial performance and forward outlook during its fourth quarter and year-end 2022 earnings call to be held later this quarter.

About SomaLogic

SomaLogic (Nasdaq: SLGC) seeks to deliver precise, meaningful, and actionable health-management information that empowers individuals worldwide to continuously optimize their personal health and wellness throughout their lives. This essential information, to be provided through a global network of partners and users, is derived from SomaLogic’s personalized measurement of important changes in an individual’s proteins over time. For more information, visit www.somalogic.com and follow @somalogic on Twitter.

The SomaScan Platform is for Research Use Only (RUO) and has not been cleared or approved by the U.S. Food and Drug Administration for diagnostic or patient management purposes.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements relating to the expected future performance of the Company. These forward-looking statements, including our 2021 revenue outlook, are not historical and generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions that relate to our strategy, expectations, plans, or intentions. All statements we make relating to our estimated and projected financial results or to our expectations regarding future trends are forward-looking statements. In addition, we, through our senior management team, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors. Many factors could cause actual results and events to differ materially from the forward-looking statements in this press release, including factors which are beyond SomaLogic’s control. These risks and uncertainties include, but are not limited to, those factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as in subsequent reports filed with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. All forward-looking information and subsequent written and oral forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and SomaLogic assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. SomaLogic does not give any assurance that the company will achieve its expectations.

Investor Contact

Marissa Bych

Gilmartin Group LLC

investors@somalogic.com

SomaLogic Contact

Emilia Costales

720-798-5054

ecostales@somalogic.com